Exhibit 99.3

Revolution Lighting Receives Expected Additional Delisting Determination Letter from Nasdaq

STAMFORD, Conn., August 22, 2019 (GLOBE NEWSWIRE) — Revolution Lighting Technologies, Inc. (NASDAQ: RVLT) (“Revolution Lighting” or the “Company”), a global provider of advanced LED lighting solutions, announced today that on August 16, 2019, the Company received an additional delisting determination letter (the “Additional Determination Letter”) from the staff of the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) informing the Company that, since the Company is late in filing its Quarterly Report on Form 10-Q for the quarter ended June 30, 2019, the Nasdaq Hearing Panel (the “Panel”) will consider the deficiency as an additional basis for delisting the Company’s common stock from Nasdaq. Nasdaq Listing Rule 5250(c)(1) requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission (the “SEC”).

As disclosed in the Company’s Current Report on Form 8-K filed with the SEC on July 10, 2019, on July 9, 2019, the Company received an extension letter (the “Extension Letter”) from the Panel informing the Company that the Panel has granted the Company’s request to continue listing on The Nasdaq Capital Market, subject to certain requirements, including that the Company become current in all of its SEC periodic public filings by October 29, 2019. As disclosed in prior Current Reports on Form 8-K, the Company previously received delisting determination letters from Nasdaq informing the Company that, since it has been unable to file its Quarterly Reports on Form 10-Q for the quarters ended September 30, 2018, March 31, 2019 and June 30, 2019 and Annual Report on Form 10-K for the year ended December 31, 2018 (the “Delayed Reports”), and since the Company is not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”), which requires listed companies to maintain a minimum bid price of at least $1.00 per share, the Company’s common stock is subject to delisting from Nasdaq. The Company has presented a plan of compliance to the Panel at a hearing held on June 6, 2019, which also contemplated the late filing of the June 30, 2019 Form 10-Q.

About Revolution Lighting

Revolution Lighting Technologies, Inc. is a leader in the design, manufacture, marketing, and sale of LED lighting solutions focusing on the industrial, commercial and government markets in the United States, Canada, and internationally. Through advanced LED technologies, Revolution Lighting has created an innovative lighting company that offers a comprehensive advanced product platform of high-quality interior and exterior LED lamps and fixtures, including signage and control systems. Revolution Lighting is uniquely positioned to act as an expert partner, offering full service lighting solutions through our operating divisions including Energy Source, Multi-Family and Tri-State LED to transform lighting into a source of superior energy savings, quality light and well-being. Revolution Lighting Technologies markets and distributes its products through a network of regional and national independent sales representatives and distributors, as well as through energy savings companies and national accounts. Revolution Lighting Technologies trades on the Nasdaq Capital Market under the ticker RVLT. For more information, please visit rvlti.com and connect with the Company on Twitter, LinkedIn and Facebook.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed herein are “forward-looking statements” within the meaning of the applicable securities laws and regulations. The words “will,” “may,” “estimates”, “expects,” “intends,” “believes” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements, including statements regarding when the Company will file the Delayed Reports and whether the Company will regain compliance with Nasdaq’s continued listing requirements, involve risks and uncertainties that may cause actual results to differ materially from those stated here. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the risk that the Company’s ongoing restatement will not be timely completed, the risk that the Company will be unable to comply with the Bid Price Rule and the other risks described more fully in the Company’s filings with the SEC. Forward-looking statements reflect the views of the Company’s management as of the date hereof. The Company does not undertake to revise these statements to reflect subsequent developments.

RVLT Investor Relations Contact:

Amato and Partners, LLC

Investor Relations Counsel

admin@amatoandpartners.com